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Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Ball Corporation of our report dated October 30, 2002 relating to the financial statements of Schmalbach-Lubeca Beverage Cans, which appears in the Current Report on Form 8-K/A of Ball Corporation filed January 28, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Düsseldorf, Germany September 11, 2003	PwC Deutsche Revision Aktiengesellschaft Wirtschaftprüfungsgesellschaft
	/s/ TANDETZKI	/s/ PPA. VOIGHT
	Tandetzki Wirtschaftsprüfer	Voigt Wirtschaftsprüfer

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  Exhibit 23.2
Consent of Independent Accountants